UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 10, 2005

                            Deep Well Oil & Gas, Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)



          Nevada                       000-24012                 13-3087510
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


              Sun Life Plaza, Suite 2600, 144 Fourth Avenue S.W.,
                        Calgary, Alberta T2P 3N4 Canada
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              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (403) 232-1431

       246 Stewart Green S.W., Suite 3175, Calgary, Alberta T3H 3C8 Canada
       -------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      We closed on a transaction pursuant to a certain Securities Purchase Agreement, dated as of March 10, 2005, with two accredited investors pursuant to which we sold an aggregate of (i) 1,875,000 shares of our common stock, par value $.001 per share, at a purchase price of $.40 per share, and (ii) 750,000 warrants to purchase shares of our common stock, for an aggregate purchase price of $750,000. We issued the aforementioned securities to the investors pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

      Each of the warrants is exercisable from March 10, 2005 until March 9, 2010, at an exercise price equal to $0.50 per share. The exercise price of the warrants will be adjusted from time to time as provided in the warrants, such as in the event that we issue or sell any shares of common stock, or convertible securities which are exercisable or exchangeable for shares of common stock, at a price per share that is less than the exercise price of the warrants on the date of issuance. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets or upon any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation.

      In addition, we entered into a Registration Rights Agreement with the investors, dated as of March 10, 2005, pursuant to which we are obligated to prepare and file a registration statement no later than 45 days after the closing date registering the number of shares of our common stock which is at least equal to (i) the aggregate number of shares of common stock issued under the Securities Purchase Agreement plus (ii) 125% of the aggregate number of shares of common stock issuable upon exercise of the warrants. We must use our reasonable best efforts to cause the registration statement to become effective as soon as practicable following the filing, but in no event later than 120 days after the closing date.

      If the registration statement is not filed within 45 days after the closing date or declared effective within the time specified in the preceding paragraph, we are required to make payments to the investors equal to 2% of the purchase price and an additional 2% of the purchase price for each subsequent 30-day period as to which the registration statement has not be filed or declared effective.

Item 3.02 Unregistered Sales of Equity Securities.

      See Item 1.01 above.


Item 9.01 Financial Statements and Exhibits.

      (a)   Financial statements of business acquired.

            Not applicable.

      (b)   Pro forma financial information.

            Not applicable.

      (c)   Exhibits.

Exhibit
Number                        Description
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4.1        Securities Purchase Agreement dated as of February 28, 2005 by and between Deep Well Oil & Gas, Inc. and the investors named on the signature page thereto.

4.2 Registration Rights Agreement dated as of February 28, 2005 by and between Deep Well Oil & Gas, Inc. and the investors named on the signature page thereto.

4.3        Form of Warrant to Purchase Common Stock of Deep Well Oil & Gas, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Deep Well Oil & Gas, Inc.


Date: March 14, 2005                        /s/ Steven Gawne
                                           -------------------------------------
                                           Steven Gawne
                                           President and Chief Executive Officer